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                                  EXHIBIT 10.9

                                 USG CORPORATION

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                              Non-Employee Director
                              Compensation Program

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                             Effective July 1, 2007

     Effective July 1, 2007, the compensation program for the non-employee directors of USG Corporation, a Delaware corporation ("USG"), is revised so that non-employee directors shall be entitled to receive the compensation described below.

     1.   An annual retainer of $160,000 payable as follows:

          a. $80,000 in cash in equal quarterly installments, payable on the last business day of each calendar quarter commencing with the third quarter of 2007; and

          b. $80,000 in cash or, at the director's election effected by written notice to the Corporate Secretary of USG delivered at least 10 days prior to the payment date, in an equivalent amount of shares of USG common stock on July 1,2007 and on December 31 of each year commencing December 31, 2008.

     2. An additional cash retainer of $10,000 per year for the chairs of Board committees, payable in equal quarterly installments on the last business day of each calendar quarter commencing with the third quarter of 2007.

     3. Non-employee directors will be allowed to defer any or all of their compensation pursuant to the terms of the USG Corporation Deferred Compensation Program for Non-Employee Directors (the "Deferral Program"), as it may be amended from time to time.

     4. The portion of the annual retainer referred to in 1.b above payable on July 1, 2007 will be pro-rated and paid (a) as provided in Section 9.4 of the USG Corporation Stock Compensation Program for Non-Employee Directors (the "Stock Program") for any non-employee director whose service as a director terminates prior to July 1, 2007 and (b) as provided in Section 9.1 of the Stock Program for any non-employee director whose service as a director commenced after July 1, 2006.

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Non-Employee Director
Compensation Program
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     5.   The portion of the annual retainer referred to in 1.b. above payable on December 31, 2008 and on December 31 of any year subsequent to 2007 will be prorated (a) for any non-employee director whose service as a director terminates between January 1 and December 31 of that year, based on the number of full months of service since January 1 of that year and prior to the termination of service and (b) for any non-employee director whose service as a director begins after January 1 and before December 31 of that year, based on the number of full months in that year after the director's service begins. Any prorated payment due to a non-employee director whose service as a director has terminated will be paid in a lump sum within 30 days after termination of service or, if the director made a deferral election pursuant to the Deferral Program and elected to receive installment payments, when those installment payments are due.

     6. For purposes of 1.b, 4 and 5 above, shares of USG common stock will be valued at their Fair Market Value, as defined in the Deferral Program, on the last trading day preceding the date on which the shares are to be delivered, assuming no deferral election is made with respect to those shares.

     7.   No meeting, consulting or director education fees will be payable.

     8. Non-employee directors will be reimbursed for out-of-pocket expenses incurred in connection with attending meetings and other activities.

     9. As a guideline, non-employee directors are expected to own shares of USG common stock and deferred stock units with a value equal to at least three times the annual retainer within five years of commencing service as a director.

     10. The Stock Program will terminate at the close of business on December 31, 2007, except that it will continue to apply with respect to applicable compensation earned by non-employee directors for periods of service prior to July 1, 2007 and the Prior Programs, as that term is defined in the Stock Program, will continue to apply with respect to applicable compensation earned by non-employee directors for periods of service prior to July 1, 1997.